EXHIBIT 10.8
SALES, MARKETING & BACKOFFICE SUPPORT SERVICES AGREEMENT

THIS SALES, MARKETING & BACKOFFICE SUPPORT SERVICES AGREEMENT ("Agreement") is made and entered into as of February 1, 2012 ("Effective Date") by and among NSJ-US. Co., Ltd. ("NSJ"), a Nevada corporation with U.S. offices located at 1955 Baring Blvd., Sparks, NV 89434 and, CSI Co., Ltd. ("CSI"), a Japan corporation with U.S. offices located at 1801 Avenue of the Stars, Suite 1203, Los Angeles, California 90067.  (NSJ and CSI  collectively, the "Parties").

WHEREAS, NSJ is the distributor of certain Japan-related products and services as set forth on Schedule A (the “Products”); and

WHEREAS, CSI has English speaking marketing personnel located at its office in the U.S. in Los Angeles CA and related U.S. marketing and sales expertise; and

WHEREAS, NSJ desires to establish a sales representative presence with an office in the U.S. and secure the assistance of CSI personnel for its officers and directors in furtherance of NSJ’s marketing activities in the U.S.; and

WHEREAS, CSI agrees that it shall undertake certain sales and other marketing support activities on behalf of NSJ, as well as provide and make available to NSJ backoffice services for a U.S. representative office at CSI’s California office.

NOW THEREFORE, in consideration of the mutual and dependent promises hereinafter set forth, the Parties, intending to be legally bound, hereby agree as follows:

1.  NSJ-PROVIDED RESOURCES.

a.	NSJ Marketing Personnel. NSJ personnel, including its President, Vice President-Sales and Independent Director, shall act as marketing personnel for NSJ.

b.	Products and Services. NSJ will make available all Japan related products and services which it has the right to distribute in the U.S.

c.	Customer Service. NSJ will be responsible for all customer service.

d.	Prices. NSJ will be responsible for setting all prices on the Products.

2.  CSI PROVIDED RESOURCES:  Marketing, Advertising and Sales Expertise and Support.

CSI shall provide NSJ with the following:

a.
Sales and Marketing support, including access to CSI's marketing professionals, as well as consulting services and access to any technology or expertise used by or available to CSI for creating, implementing, managing or otherwise supporting sales and marketing and related activities.

b.
Advertising and sales support.  Such support shall include consulting services and access to any technology or expertise used by or available to CSI for creating, implementing, managing or otherwise supporting advertising, sales and related activities, including all assistance requested by NSJ marketing personnel in marketing and selling the Products in the U.S.

c.	CSI Employees may directly market the Products to potential customers as directed and supervised by NSJ marketing personnel.

3.  NSJ BACKOFFICE SUPPORT.

CSI shall make available to NSJ all backoffice support services it currently maintains for its own activities in its California office.

4.   EMPLOYEES. Each Party shall be responsible for its own employees.

5.   COMPENSATION.

NSJ shall pay to CSI as compensation for its services hereunder the following compensation:

$300 per month plus 5% of the gross sales price of any products of NSJ that CSI assists in selling in the U.S. under this Agreement

6.   RESTRICTIONS & LIMITATION ON THE OTHER ACTIVITIES.

a.
No provision of this Agreement shall be construed as limiting or restricting in any way either Party from undertaking or supporting any other business activity, whether internal Party activity or third party activity, in pursuit of its business interests and objectives.

b.	Neither Party is in any way restricted from advertising, marketing or otherwise marketing and promoting its products and services, or those of any other party.

c.	NSJ shall not be limited or restricted in any way with respect to the setting of any prices for NSJ Products and services.

7.  INTELLECTUAL PROPERTY.

Unless otherwise expressly provided herein or otherwise agreed by the Parties, each Party and its suppliers or licensors shall retain all right, title and interest, throughout the world, in and to all Intellectual Property owned, granted or licensed to such Party, and the other Party is granted no right, title or interest in or to such other Party's Intellectual Property under this Agreement.

8.  TAXES.

The Parties hereto shall each bear their respective taxes, if any, incurred in connection with this Agreement.

9.  TERM & TERMINATION.

In addition to any other right or remedy it may have, either NSJ or CSI may terminate this Agreement without any notice of default or judicial intervention being required, in the event:

a.	proceedings in bankruptcy are instituted by or against the other party, or the other party terminates its business activities for any other reason.

b.
there is any material breach of, or material failure to comply with, any of the terms or conditions of this Agreement by the other party which breach or failure is not remedied within thirty (30) days after notice of such breach or failure.

c.	at any time after the date that is three years from the date hereof, NSJ or CSI gives the other party ninety (90) days notice, for any reason or no reason at all.

10.  MISCELLANEOUS.

a.
Assignment.  No Party may assign this Agreement without the prior written consent of the other Parties under any conditions, except in connection with a corporate reorganization, merger or the sale of substantially all of its business or assets or substantially similar transaction.

b.	Notices. All notices and other correspondence under this Agreement shall be in writing and shall be sufficiently given if delivered personally, if sent by e-mail or facsimile transmission.

c.
Modification and Waiver. No modification, amendment, supplement to or waiver of this Agreement or any attachment hereto shall be binding upon the parties hereto unless made in writing and duly signed by both parties. No invoice or other similar form may vary the terms hereof, and any term thereof that is inconsistent with or additional to the terms hereof shall not be binding.  A failure or delay by either Party to enforce at any time any of the provisions hereof, or to exercise any option which is herein provided, or to require at any time performance of any of the provisions hereto shall in no way be construed to be a waiver of such provisions of the Agreement.

d.
Severability. The provisions of this Agreement are severable, and in the event that any provisions of this Agreement are determined to be invalid or unenforceable under any controlling law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions thereof. If any provision of this Agreement is found to be invalid or unenforceable, the invalid provision shall be modified to the minimum extent required to comply with applicable law, and the modified provision shall be construed as having been in effect since the Effective Date.

e.
Entire Agreement.  This Agreement and the Operating Agreement, including the schedules and exhibits referred to herein and therein and attached or to be attached hereto and thereto, constitutes the entire agreement between the parties and supercedes all prior agreements, promises, proposals, representations, understandings and negotiations, whether or not reduced to writing, between the parties respecting the subject matter hereof.

f.
Governing Law; Choice of Forum.  The validity of this Agreement, the construction and enforcement of its terms, and the interpretation of the rights and duties of the parties shall be governed by the laws of the State of Nevada, excluding the choice of law and conflicts of law principles of that state.

g.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall be considered one and the same instrument.

This Agreement is signed by the Parties as of the date written above.

NSJ-US. Co., Ltd.

/s/ Joko Toshikazu, President

CSI Co. Ltd.

/s/ Takayuki Suzuki, Executive Director

[SIGNATURE PAGE TO MARKETING AND SERVICES AGREEMENT]

SCHEDULE A

Robot Locator

Search Engine Optimization and Internet Marketing services of Net Creations Co.

All other Products and Services which NSJ acquires the right to distribute in the U.S. during the term of this agreement